UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2026

Toppoint Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42471	92-2375560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Kenas Road, North Wales, PA	19454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 551-866-1320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TOPP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Interim Chief Financial Officer

On April 10, 2026, Ms. Florence Ng resigned from her positions as a director and member of the committees of Board of Directors (the “Board”) of Toppoint Holdings Inc. (the “Company”), effectively immediately. Ms. Ng’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 13, 2026, Ms. Tan Ying Lo resigned from her positions as a director and member of the Board, effectively immediately. Ms. Lo’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 13, 2026, Mr. Kah Loong Randy Yeo resigned from his positions as interim Chief Financial Officer, effectively immediately. Mr. Yeo’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of New Directors and Chief Financial Officer

On April 13, 2026, the Board elected Ms. Tianheng Li (“Ms. Li”) as a new director, a member of the Audit Committee, the chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee, of the Board, effective immediately, to fill the vacancies created by Ms. Lo’s resignation. Ms. Li will be subject to reelection at the Company’s next annual meeting of stockholders.

Mr. Tianheng Li has over 15 years of experience in communications, consulting, community engagement, digital commerce and international affairs. Since July 2024, Mr. Li has served as Founder and Chief Executive Officer of The Live Stream (TLS) Group Limited, where he leads company strategy and operations in training, consulting and digital commerce. Since January 2025, he has also served as Chief Executive Officer of JU Exchange, where he leads the company’s brand positioning and supports growth initiatives across marketing, compliance, product and operations. Previously, Mr. Li served as an External Affairs Officer at the World Bank Group and as a Senior Consultant at CXG. Earlier in his career, he held communications and media roles at China Telecom and Shanghai United Media Group. Mr. Li received an Executive Master’s Degree in Global Business from Saïd Business School, University of Oxford, and a Bachelor’s Degree from East China Normal University.

Ms. Li will not receive compensation for her service as a director or member of Board committees before reelection at the Company’s next annual meeting of stockholders.

On April 13, 2026, the Company and Ms. Li entered into an Independent Director Agreement (the “Independent Director Agreement”). Under the Independent Director Agreement, Ms. Li will receive cash compensation of nil per year and reimbursement of pre-approved reasonable business expenses incurred in connection with the performance of his duties. Mr. Li’s appointment is contingent upon her satisfaction of applicable independence requirements. The agreement also contains customary provisions relating to confidentiality, insider trading compliance, non-disparagement, ownership and assignment of work product, and indemnification, and provides that either party may terminate the agreement upon 10 days’ written notice. The foregoing summary of the Independent Director Agreement does not purport to be complete and is qualified in its entirety by reference to the Independent Director Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On April 13, 2026, the Company entered into an indemnification agreement with Ms. Li. Under the agreement, the Company agrees to indemnify Ms. Li to the fullest extent permitted by Nevada law against certain liabilities and expenses incurred in connection with proceedings arising out of his or her service as a director or officer of the Company or, at the Company’s request, another entity. The agreements also provide for advancement of expenses, subject to certain conditions, and contain customary exceptions and limitations on indemnification. The foregoing summary of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

There is no family relationship that exists between Ms. Li and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Ms. Li and any other persons pursuant to which she was elected to the Board and there are no related party transactions between the Company and Ms. Li that would require disclosure under Item 404(a) of Regulation S-K.

On April 13, 2026, the Board elected Ms. Pei Zhang (“Ms. Zhang”) as a Chief Financial Officer and a new director of the Board, effective immediately, to fill the vacancy created by Ms. Ng’s resignation. Ms. Zhang will be subject to reelection at the Company’s next annual meeting of stockholders.

Ms. Zhang has experience in finance and fund operations, with responsibilities including fund accounting, NAV reporting, account and bank reconciliations, VAT and tax-related reporting, bookkeeping, and financial reporting. Since June 2023, Ms. Zhang has served as VP – Financial Analyst at GDA Asset Management. Prior to joining GDA Asset Management, Ms. Zhang served as an ASO Funding Accounting Associate at BlackRock from June 2022 to June 2023. Before that, she served as a TA Senior Administrator at Bank of New York Mellon from January 2022 to June 2022 and as an Assistant Financial Manager at Huobi Technology (UK) Ltd. from July 2021 to October 2021. Earlier in her career, Ms. Zhang also held finance, accounting, tax, and fund administration roles at Full Sky Ltd., HSBC Securities Services, and State Street Corporation.

On April 13, 2026, the Company and Ms. Zhang entered into an Employment Agreement (the “Employment Agreement”). Under the Employment Agreement, Ms. Zhang will receive an annual base salary of $50,000, will be eligible to participate in employee benefit plans generally available to the Company’s employees, and may be considered for an annual bonus and equity awards in the Company’s discretion. The Employment Agreement began on April 13, 2026 and continues until terminated in accordance with its terms. The Company may terminate the Employment Agreement without cause upon 15 days’ written notice. The Employment Agreement also contains customary confidentiality and restrictive covenant provisions, including employee and customer non-solicitation covenants and non-disparagement provisions. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

On April 13, 2026, the Company entered into an indemnification agreement with Ms. Zhang. Under the agreement, the Company agrees to indemnify Ms. Zhang to the fullest extent permitted by Nevada law against certain liabilities and expenses incurred in connection with proceedings arising out of his or her service as a director or officer of the Company or, at the Company’s request, another entity. The agreements also provide for advancement of expenses, subject to certain conditions, and contain customary exceptions and limitations on indemnification. The foregoing summary of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

There is no family relationship that exists between Ms. Zhang and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Ms. Zhang and any other persons pursuant to which she was appointed the Chief Financial Officer and elected to the Board and there are no related party transactions between the Company and Ms. Zhang that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement, dated as of April 13, 2026, between Toppoint Holdings Inc. and Tianheng Li
10.2	Employment Agreement, dated as of April 13, 2026, between Toppoint Holdings Inc. and Pei Zhang.†
10.3	Form of Indemnification Agreement between Toppoint Holdings Inc. and its directors and executive officers (incorporated by reference to Exhibit 10.5 to the registration statement on Form S-1 filed on August 12, 2024)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	This exhibit is a management contract or a compensatory plan or arrangement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2026	Toppoint Holdings Inc.

/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer and President

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